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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2007

KELLY SERVICES, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-1088	38-1510762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084
(Address of principal executive offices)
(Zip Code)

(248) 362-4444
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act

         (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

         (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Principal Financial Officer

On August 15, 2007, Kelly Services, Inc. (the “Company”) announced that William K. Gerber, Executive Vice President and Chief Financial Officer, plans to retire effective December 31, 2007. Mr. Gerber and the Company entered into a Retirement Agreement that provides for retirement payments in consideration for extended periods of non-competition, non-solicitation of customers and employees, and termination of Mr. Gerber’s participation in the Company’s Executive Severance Plan.

Appointment of Interim Chief Financial Officer

Following Mr. Gerber’s retirement, Mr. Michael E. Debs, currently the Company’s Senior Vice President, will serve as Chief Financial Officer on an interim basis. Mr. Debs, age 50, joined the Company in 2000 as Vice President and Corporate Controller. He was elected Senior Vice President on June 1, 2005.

A copy of the Company’s press release announcing Mr. Gerber’s planned retirement and Mr. Debs’ interim appointment as Chief Financial Officer was issued on August 15, 2007 and is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits

      99.1    Press release dated August 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: August 17, 2007

/s/ Daniel T. Lis
Daniel T. Lis

Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 15, 2007